AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2009

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	43-0761773 I.R.S. Employer Identification No.

120 S. Central Avenue, Suite 1700, Clayton, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
SPARTECH CORPORATION
2004 EQUITY COMPENSATION PLAN
(Full title of the plan)
Randy C. Martin
Executive Vice President Corporate Development and Chief Financial Officer
Spartech Corporation
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Name and address of agent for service)
(314) 721-4242
(Telephone number, including area code, of agent for service)
With Copies to:
David W. Braswell, Esq.
Armstrong Teasdale, LLP
One Metropolitan Square, Suite 2600
St. Louis, Missouri 63102
(314) 621-5070
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered	offering price per unit(1)	aggregate offering price(1)	registration fee(2)
Common stock, par value $0.75 per share	2,500,000 shares	$9.47	$23,675,000	$1321.07

(1)	Average of the high and low trading prices on the New York Stock Exchange on July 13, 2009, a date within five business days prior to the date of filing of this registration statement.

(2)	Because the exercise price of the equity awards issuable under the plan is not currently known, the registration fee is calculated pursuant to Rules 457(c) and 457(h).
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

EXPLANATORY NOTE:
     On March 19, 2004, Spartech Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-113752) (the “Initial Registration Statement”) which registered 3,000,000 shares of Registrant common stock reserved for issuance under the Spartech Corporation 2004 Equity Compensation Plan (the “Plan”). At the Registrant’s 2009 Annual Meeting of Shareholders on March 11, 2009, the Registrant’s shareholders approved and adopted an amendment to the Plan to increase the number of shares authorized for issuance under the Plan by 2,500,000 shares. By this Registration Statement, the Registrant hereby registers an additional 2,500,000 shares of the Registrant’s common stock, $0.75 par value, authorized for issuance under the Plan. In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by the Registrant with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 1, 2008, and the portions of Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on February 9, 2009 incorporated by reference into such Annual Report.
     (b) All other reports filed by the Registrant or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above.
     (c) The description of the Registrant’s common stock set forth in Amendment No. 1 to the Registrant’s registration statement on Form 8-A dated November 28, 1994, filed with the Commission on May 17, 1999 under the Securities Exchange Act of 1934.
     (d) The description of the Registrant’s Series Z Preferred Stock Purchase Rights attached to the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed with the Securities and Exchange Commission on April 5, 2001.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on July 17, 2009.

SPARTECH CORPORATION
By:	/s/ Randy C. Martin
Randy C. Martin
Executive Vice President Corporate Development and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Myles S. Odaniell Myles S. Odaniell	President and Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2009

/s/ Randy C. Martin Randy C. Martin	Executive Vice President Corporate Development and Chief Financial Officer (Principal Financial Officer)	July 17, 2009

/s/ Michael G. Marcely Michael G. Marcely	Senior Vice President Planning and Controller (Principal Accounting Officer)	July 17, 2009

* Ralph B. Andy	Director	July 17, 2009

Signature	Title	Date

* Lloyd E. Campbell	Director	July 17, 2009

* Edward J. Dineen	Director	July 17, 2009

* Victoria M. Holt	Director	July 17, 2009

* Walter J. Klein	Director	July 17, 2009

* Pamela F. Lenehan	Director	July 17, 2009

* Jackson W. Robinson	Director	July 17, 2009

* Craig A. Wolfanger	Director	July 17, 2009

*	The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the powers of attorney executed by the above-named directors of the registrant, which powers of attorney are filed herewith.

By:	/s/ Randy C. Martin

Randy C. Martin
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description

4.1	Spartech Corporation 2004 Equity Compensation Plan, as amended

5.1	Opinion of Armstrong Teasdale LLP

23.1	Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney

24.2	Power of Attorney

24.3	Power of Attorney

24.4	Power of Attorney

24.5	Power of Attorney

24.6	Power of Attorney

24.7	Power of Attorney

24.8	Power of Attorney